Exhibit 10.92

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is made as of July 27 , 2022, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are now parties to that certain Lease Agreement dated as of December 15, 2019, as amended by that certain First Amendment to Lease Agreement dated as of September 30, 2020, and as further amended by that certain Second Amendment to Lease Agreement as of October 21, 2020 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain “Premises” consisting of approximately 32,377 rentable square feet of space consisting of (i) approximately 10,781 rentable square feet on the second floor of the Building (the “Original Premises”),

(ii) approximately 15,116 rentable square feet on the ground floor of the Building (the “First Expansion Premises”), and (iii) approximately 6,480 rentable square feet on the ground floor of the Building (the “Second Expansion Premises”) in that certain building located at 7000 Shoreline Court, South San Francisco, California (the “Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Pursuant to the Work Letter and the First Expansion Premises Work Letter, Landlord agreed to provide TI Allowances to Tenant in the amount of (i) $107,810.00 with respect to the Original Premises, (ii) $513,944.00 with respect to the First Expansion Premises, and (iii) $220,320.00 with respect to the Second Expansion Premises. Tenant has not used the full amount of such TI Allowances.

C.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease as provided in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Availability of Remaining TI Allowances. Notwithstanding anything to the contrary contained in the Lease, the Work Letter or the First Expansion Premises Work Letter, Landlord and Tenant agree that (a) any portion of the TI Allowance made available under the Work Letter remaining undisbursed as of the date of this Third Amendment shall remain available, subject to the terms of the Work Letter, through August 31, 2022, and (b) any portion of the TI Allowance made available under the First Expansion Premises Work Letter remaining undisbursed as of the date of this Third Amendment shall remain available, subject to the terms of the First Expansion Premises Work Letter, through August 31, 2022.

2.
California Accessibility Disclosure. The provisions of Section 42(p) of the Lease are hereby incorporated by reference.

3.
OFAC. Tenant and any beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.
Miscellaneous.

a.
This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

c.
This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.
Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, its General Partner

By: /s/ William Barrett

Name: William Barrett

Its: Vice President - Real Estate Legal Affairs

TENANT:

ULTRAGENYX PHARMACEUTICAL INC.,

a Delaware corporation

By: /s/ Emil D. Kakkis, M.D., Ph.D. Name: Emil D. Kakkis, M.D., Ph.D. Its: CEO

□X I hereby certify that the signature, name,

and title above are my signature, name and title